Exhibit 10.3(a)

AMENDMENT NO. 6
TO PRICING SIDE LETTER

Amendment No. 6, dated as of September 18, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of September 21, 2012 and the related Pricing Side Letter, dated as of September 21, 2012, as amended by Amendment No. 1, dated as of November 19, 2012, Amendment No. 2, dated as of February 21, 2013, Amendment No. 3, dated as of May 2, 2013, Amendment No. 4 dated as of June 7, 2013 and Amendment No. 5 dated as of September 17, 2013 (the “Existing Pricing Side Letter”; and as further amended by this Amendment, the “Pricing Side Letter”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of September 21, 2012, as the same may be further amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Pricing Side Letter.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Pricing Side Letter be amended to reflect certain agreed upon revisions to the terms of the Existing Pricing Side Letter.  As a condition precedent to amending the Existing Pricing Side Letter, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Pricing Side Letter is hereby amended as follows:

SECTION 1.                            Amendments to the Existing Pricing Side Letter.

1.1                               Definitions.  Section 1 of the Existing Pricing Side Letter is hereby amended by:

(a)                                 Deleting the definition of “Non-Utilization Fee” and replacing it with the following:

“Non-Utilization Fee” means, for each calendar quarter, an amount equal to the product of (a) 1.00% per annum calculated on a 360 day year and (b) the excess of, if any (i) 50% of Maximum Combined Aggregate Purchase Price over (ii) the sum of (x) the average daily Purchase Price of the Purchased Mortgage Loans hereunder plus (y) the average daily Repledge Seller Facility Aggregate Purchase Price, in each case, during such calendar quarter.

(b)                                 Deleting the definition of “Pricing Rate” and replacing it with the following:

“Pricing Rate” means (a) CSCOF plus the applicable percentage listed opposite the type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage for Mortgage Loans other than Wet- Ink Mortgage Loans or Aged Loans	Percentage for Wet-Ink Mortgage Loans(increases calculated based upon original Pricing Rate)	Percentage for Aged Loans (increases calculated based upon original Pricing Rate)
Conforming Mortgage Loan (other than Conforming High LTV Loans)	3.50%	increased by an additional 0.25%	increased by an additional 0.25%
FHA Loan and VA Loan	3.50%	increased by an additional 0.25%	increased by an additional 0.25%
USDA Loan	3.50%	increased by an additional 0.25%	increased by an additional 0.25%
FHA 203(k) Loans	3.50%	increased by an additional 0.25%	increased by an additional 0.25%
Jumbo Mortgage Loans	3.50%	increased by an additional 0.25%	increased by an additional 0.25%
Conforming High LTV Loans	3.75%	increased by an additional 0.25%	increased by an additional 0.25%
VA High LTV Loans	3.75%	increased by an additional 0.25%	increased by an additional 0.25%

(c)                                  Deleting the definition of “Purchase Price Percentage” and replacing it with the following:

“Purchase Price Percentage” means, (a) the applicable percentage listed opposite the type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage for Mortgage Loans other than Aged Loans	Percentage for Aged Loans (reductions calculated based upon original Purchase Price Percentage)
Conforming Mortgage Loan (other than Conforming High LTV Loans)	95%	reduced by an additional 5%
FHA Loan and VA Loan	95%	reduced by an additional 5%
USDA Loan	95%	reduced by an additional 5%
FHA 203(k) Loans	95%	reduced by an additional 5%
Jumbo Mortgage Loans	95%	reduced by an additional 5%
Wet-Ink Mortgage Loans	Percentage based on type of Mortgage Loan	n/a
Conforming High LTV Loans	95%	reduced by an additional 5%
VA High LTV Loans	95%	reduced by an additional 5%

(d)                                 Deleting the definition of “Termination Date” and replacing it with the following:

“Termination Date” means the earlier of (a) September 17, 2014, and (b) the date determined by Buyer (or otherwise deemed to occur) in accordance with the provisions of Section 16 of the Agreement.

(e)                                  Adding the following definitions in their proper alphabetical order:

“Combined Purchased Mortgage Loans” means, collectively, the “Purchased Mortgage Loans” under the Agreement and the Repledge Seller Purchased Mortgage Loans.

“Combined Purchase Price Concentration” means with respect to any type of Mortgage Loan (as such type is identified in the schedule set forth in clause (x) of the definition of Asset Value), the sum of (a) the outstanding Purchase Price of a particular type of Purchased Mortgage Loans under the Agreement, and (b) the outstanding

Purchase Price of the same type of “Purchased Mortgage Loans” as defined in, and under, the Repledge Seller Facility.

“Maximum Available Purchase Price” means the excess, if any, of (i) the Maximum Combined Aggregate Purchase Price over (ii) the Repledge Seller Facility Aggregate Purchase Price.

“Maximum Combined Aggregate Purchase Price” means ONE HUNDRED MILLION DOLLARS ($100,000,000).

“Repledge Seller Facility” means that certain Master Repurchase Agreement (Repledge Facility), dated as of September 18, 2013, among Seller, Guarantors and Buyer, as amended, restated, supplemented or otherwise modified from time to time.

“Repledge Seller Facility Aggregate Purchase Price” means as of any date of determination, the aggregate “Purchase Price” of “Purchased Mortgage Loans” subject to outstanding “Transactions”, all as defined in, and calculated under the Repledge Seller Facility.

“Repledge Seller Purchased Mortgage Loans” means the “Purchased Mortgage Loans” under the Repledge Seller Facility.

(f)                                   Deleting clause (viii) of the definition of “Asset Value” in its entirety and replacing it with the following:

(viii)                        when the Purchase Price for such Purchased Mortgage Loan is added to other Combined Purchased Mortgage Loans, the aggregate Purchase Price of all Combined Purchased Mortgage Loans of any type of Mortgage Loan set forth below exceeds the applicable percentage listed opposite such type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage of the Maximum Combined Aggregate Purchase Price (unless otherwise noted)
Conforming Mortgage Loans	100%
FHA Loans and VA Loans	100%
Jumbo Mortgage Loans	100%
FHA 203(k) Loans	10%
Aged Loans	10%
Wet-Ink Mortgage Loans	30%
Conforming High LTV Loans (Conforming Tier 1	25%

High LTV Loans, Conforming Tier 2 High LTV Loans and Conforming Tier 3 High LTV Loans, combined)
USDA Loans	5%
Conforming Tier 2 High LTV Loans	2.5%
Conforming Tier 3 High LTV Loans	2.5%
VA High LTV Loans	2.5%

SECTION 2.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by the Guarantors, the Buyer and the Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3.                            Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 4.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Pricing Side Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 5.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8.                            Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Pricing Side Letter, as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

Impac Mortgage Holdings, Inc., as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Integrated Real Estate Service Corp., as a Guarantor

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

Signature Page to Amendment No. 6 to Pricing Side Letter